EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Viacom Inc. of our report dated August 27, 1993, except for Notes A and J, as to which the date is September 10, 1993, with respect to the consolidated financial statements of Paramount Communications Inc. included in the Viacom Inc. Current Report (Form 8-K) filed with the Securities and Exchange Commission on April 14, 1995, and of our reports (a) dated June 17, 1994, with respect to the financial statements and schedules of Paramount Communications Inc. Employees' Savings Plan ("the Savings Plan") included in the Savings Plan's Annual Report (Form 11-K) and (b) dated June 17, 1994, with respect to the financial statements and schedules of Prentice Hall Computer Publishing Division Retirement Plan ("the Retirement Plan") included in the Retirement Plan's Annual Report (Form 11-K), both for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                                 ERNST & YOUNG LLP




New York, New York
May 2, 1995